CYTEC INDUSTRIES INC.

Five Garret Mountain Plaza

Woodland Park, NJ 07424



December 13, 2010


Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549


Attention: Filing Desk


Re: Cytec Industries Inc. (CYT)


Dear Reader:

	As permitted by instruction 7 of Form 4 and Form 5, I hereby authorize Frank Macerato to sign and file on my behalf any Forms 4 and 5 I am required to file with respect to the securities of Cytec Industries Inc. on or prior to December 31, 2013.

	I acknowledge that Frank Macerato is not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.





Sincerely,



Roy Smith



POA/Form  4 and 5/Smith